UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 20, 2010
Date of Report (Date of earliest event reported)
NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

STATE OF WASHINGTON	000-16718	91-1366564

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
101 STEWART STREET, SUITE 700, SEATTLE, WASHINGTON 98101

(Address of principal executive offices) (Zip Code)
(206) 621-1351

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.
On October 20, 2010, the District Court, for the City and Count of Denver (the “District Court”), acted on the Colorado Court of Appeals’ instructions and vacated the preliminary injunction originally granted by the District Court which enjoined Northland Cable Properties Seven Limited Partnership (“NCP-Seven”) from terminating the asset purchase agreement dated as of July 5, 2007 (the “Agreement”) between NCP-Seven and Green River Media and Communications, LLC (“Green River”). As a result of the District Court’s actions, the Agreement is terminated. The timing and ultimate disposition of the litigation with Green River, including the awarding of damages, attorneys’ fees or the earnest money deposit, are unknown at this time.
NCP-Seven will continue to operate its assets in a manner intended to maximize revenue and cash flow. NCP-Seven expects to place its operating assets that were the subject of the Agreement back on the market for sale during the first quarter of 2011, although no assurance can be given that such a transaction will be consummated.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northland Cable Properties Seven Limited Partnership
	By:	Northland Communications Corporation (Managing General Partner)

Dated: October 26, 2010	By:	/s/ GARY S. JONES
		Name:	Gary S. Jones
		Title:	President

	By:	/s/ RICHARD I. CLARK
		Name:	Richard I. Clark
		Title:	Executive Vice President, Treasurer and Assistant Secretary